UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 17, 2005

CEVA, INC.
(Exact name of registrant as specified in its charter)

State of Delaware	000-49842	77-0556376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2033 Gateway Place, Suite 150
San Jose, CA 95110
(Address of principal executive offices, including zip code)

(408) 514-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.    Entry into a Material Definitive Agreement.

On May 17, 2005, the Registrant entered into a Separation Agreement and Release (the “Release”) with Chester J. Silvestri related to the cessation of his employment with the Registrant. The terms of the Release are the same terms as contained in the Letter Agreement between the Registrant and Mr. Silvestri dated June 2, 2003. According to such Letter Agreement and the Release, in consideration of Mr. Silvestri signing a waiver and release of claims, the Registrant agreed to continue to pay Mr. Silvestri’s salary at the rate of $25,000 per month less applicable withholdings for a maximum period of nine months or until Mr. Silvestri obtains new employment, whichever period is shorter. The Registrant also agreed to provide Mr. Silvestri with COBRA coverage for approximately the same period of time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

By:	/s/ Yaniv Arieli
Yaniv Arieli Chief Financial Officer

Date: May 23, 2005